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                                                                     Exhibit 3.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                  VOXWARE, INC.

                                   ----------

                  Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware

                                   ----------

          Voxware, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY
CERTIFY:

          1. The name of the Corporation is Voxware, Inc. The original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on August 20, 1993 under the name Advanced Communications Technologies, Inc. A Certificate of Amendment was filed on May 23, 1994 changing the name of the Corporation to Voxware, Inc.

          2. This Amended and Restated Certificate of Incorporation, which was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, restates and integrates and further amends the provisions of the present Certificate of Incorporation of the Corporation, as amended.

          3. Immediately upon filing this Amended and Restated Certificate of Incorporation, the text of the present Certificate of Incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

          FIRST. The name of the corporation is Voxware, Inc. (the
"Corporation").

          SECOND. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

          THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

          FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 1,900,000,000 shares. The Corporation is authorized

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to have two classes of shares, designated as Common Stock and Preferred Stock.
The total number of shares of Common Stock which the Corporation is authorized to issue is 1,035,000,000 shares, and the par value of each of the shares of Common Stock is one tenth of one cent ($.001). The total number of shares of Preferred Stock which the Corporation is authorized to issue is 865,000,000 shares, and the par value of each of the shares of Preferred Stock is one tenth of one cent ($.001). A total of 2,100 shares of Preferred Stock, par value $.001 per share, shall be designated as "Series B Convertible Preferred Stock", a total of 600,000,000 shares of Preferred Stock, par value $.001 per share, shall be designated the "Series D Convertible Preferred Stock", and a total of 264,997,900 shares of Preferred Stock shall be undesignated as to series.

               The Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Corporation's Board of Directors may determine. Each series of Preferred Stock shall be so designated as to distinguish the shares thereof from the shares of all other series and classes. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, different series of Preferred Stock shall not be construed to constitute different classes of shares for the purpose of voting by classes.

               The Board of Directors is expressly authorized to provide for the issuance of all or any shares of any authorized but undesignated Preferred Stock in one or more series, each with such designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and such qualifications, limitations or restrictions thereof as shall be stated in the resolution or resolutions adopted by the Board of Directors to create such series, and a certificate of said resolution or resolutions shall be filed in accordance with the General Corporation Law of the State of Delaware. The authority of the Board of Directors with respect to each such series shall include, without limitation of the foregoing, the right to provide that the shares of each such series may: (i) have such distinctive designation and consist of such number of shares; (ii) be subject to redemption at such time or times and at such price or prices; (iii) be entitled to the benefit of a retirement or sinking fund for the redemption of such series on such terms and in such amounts; (iv) be entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; (v) be entitled to such rights upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs, or upon any distribution of the assets of the Corporation in preference to, or in such relation to, any other class or classes or any other series of stock; (vi) be convertible into, or exchangeable for, shares of any other class or classes or any other series of stock at such price or prices or at such rates of exchange and with such adjustments, if any;
(vii) be entitled to the benefit of such conditions, limitations or restrictions, if any, on the creation of indebtedness, the issuance of additional shares of such series or shares of any other series of Preferred Stock, the amendment of this Amended and Restated Certificate of Incorporation or the Corporation's By-Laws, the payment of dividends or the making of other distributions on, or the purchase, redemption or other acquisition by the Corporation of, any other class or classes or series of stock, or any other corporate action; or (viii) be entitled to such other preferences, powers, qualifications, rights and privileges, all as the

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Board of Directors may deem advisable and as are not inconsistent with law and the provisions of this Amended and Restated Certificate of Incorporation.

               A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock are as follows:

          A. SERIES B CONVERTIBLE PREFERRED STOCK

          1. Voting. The holders of Series B Convertible Preferred Stock shall have no voting rights or power except as otherwise required by law, and any and all voting rights or powers required or otherwise provided by law shall be administered in accordance with the terms of the Stockholders Agreement, as may be amended from time to time in accordance with its terms.

          2. Dividends. In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series B Convertible Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series B Convertible Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which all shares of Series B Convertible Preferred Stock held by each holder thereof if such Series B Convertible Preferred Stock had been converted to Common Stock pursuant to the provisions of paragraph A.4 as of the record date for the determination of holders of Common Stock entitled to receive such dividends. All dividends declared upon the Series B Convertible Preferred Stock pursuant to this paragraph A.2 shall be declared and paid pro rata per share.

          3. Liquidation, Dissolution and Winding-up.

               3A. Liquidation. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of any Preferred Stock with priority in connection with any such dissolution, liquidation or winding up, the holders of the Series B Convertible Preferred Stock, together and on parity with the holders of the Common Stock, shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, including, in the case of the holders of the Series B Convertible Preferred Stock, the largest number of whole shares of Common Stock into which all shares of Series B Convertible Preferred Stock held by each holder thereof could be converted if such Series B Convertible Preferred Stock had been converted to Common Stock pursuant to the provisions of paragraph A.4 immediately prior to such dissolution, liquidation or winding up.

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               3B. Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series B Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          4. Conversion of the Series B Convertible Preferred Stock. The holders of shares of Series B Convertible Preferred Stock shall have the following conversion rights:

               4A. Right to Convert. Subject to the terms and conditions of this paragraph A.4, the holder of any share or shares of Series B Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series B Convertible Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series B Convertible Preferred Stock so to be converted by $1,000.00 and (ii) dividing the result by the conversion price of $0.21413527 or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph A.4, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price"). As further provided for in paragraph A.4B, such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series B Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series B Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Series B Convertible Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Series B Convertible Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

               4B. Issuance of Certificates; Time Conversion Effected. Upon the delivery of a notice of conversion, the Corporation shall as soon as practicable, but in any event no later than the later of (i) the day that is three (3) business days following the Conversion Date and (ii) the day that is the first business day following the date of surrender of the applicable certificates for Series B Convertible Preferred Stock (or satisfaction of the provisions of paragraph A.4N, if applicable), issue and deliver to the converting holder (or otherwise, at its direction) (a) that number of whole shares of Common Stock issuable upon conversion of such shares of Series B Convertible Preferred Stock being converted and (b) a certificate representing the number of shares of Series B Convertible Preferred Stock not being converted, if any. Delivery under this paragraph A.4B may be made personally or by reputable overnight courier or by electronic transmission if the Corporation's transfer agent is participating in the Depository Trust

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Company's Fast Automated Securities Transfer program. To the extent permitted by law, the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued and outstanding as of such date. The Series B Conversion Price shall be determined at the close of business on the Conversion Date, and upon delivery of the shares of Common Stock issuable upon such conversion, the rights of the holder of such shares of Series B Convertible Preferred Stock shall cease; provided, however, that upon any failure to make such delivery on a timely basis, the rights of the holder of such shares of Series B Convertible Preferred Stock shall be restored. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with the provisions of this paragraph A.4.

               4C. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Series B Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. In case the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph A.4A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series B Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph A.4C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series B Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

               4D. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series B Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series B Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               4E. Reorganization or Reclassification. If any capital reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series B Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share

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or shares of Series B Convertible Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               4F. Notice of Adjustment. Upon any adjustment of the Series B Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series B Conversion Price, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               4G. Other Notices. In case at any time:

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Series B Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to

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exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               4H. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series B Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series B Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series B Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange, quotation system or other reporting service upon which the Common Stock may be listed or reported.

               4I. No Reissuance of Series B Convertible Preferred Stock. Shares of Series B Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

               4J. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series B Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series B Convertible Preferred Stock which is being converted.

               4K. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series B Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series B Convertible Preferred Stock, in any manner which interferes with the timely conversion of such Series B Convertible Preferred Stock except as may otherwise be required to comply with applicable securities laws.

               4L. Limitations on Conversions. The Series B Convertible Preferred Stock shall not be convertible by a holder thereof to the extent (but only to the extent) that, if convertible by such holder, such holder would be the beneficial owner of more than of 4.99% of the shares of Common Stock. For the purposes of this paragraph, beneficial ownership and all determinations and calculations related thereto shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and all applicable rules and regulations. For clarification, it is expressly a term of this security that the limitations contained

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in this paragraph A.4L shall apply to each successor holder of Series B
Convertible Preferred Stock.

               4M. Mandatory Conversion. Notwithstanding anything herein to the contrary, all outstanding shares of Series B Convertible Preferred Stock shall automatically convert to shares of Common Stock pursuant to this paragraph A.4 upon the earliest to occur of the following: (a) the vote or written consent in lieu of a meeting to so convert of the holders of at least a majority in interest of the Series B Convertible Preferred Stock, acting separately as one class; (b) the vote or written consent in lieu of a meeting to so convert of the holders of at least a majority in interest of the Series D Convertible Preferred Stock, acting separately as one class, provided that any conversion pursuant to this item (b) shall be limited to the extent necessary (but only to the extent) to comply with the provisions of paragraph A.4L; (c) 10 days written notice from the Corporation, provided that any conversion pursuant to this item (c) shall be limited to the extent necessary (but only to the extent) to comply with the provisions of paragraph A.4L; (d) a Liquidation Event, including without limitation any deemed Liquidation Event pursuant to paragraph B.3D; or (e) the conversion of all the outstanding shares of Series D Convertible Preferred Stock pursuant to paragraph B.5O.

               4N. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any valid certificate(s) for Series B Convertible Preferred Stock and (ii) (a) in the case of loss, theft or destruction any valid certificate(s) for Series B Convertible Preferred Stock, of indemnity reasonably satisfactory to the Corporation, or (b) in the case of mutilation, upon surrender and cancellation of any valid certificate(s) for Series B Convertible Preferred Stock, the Corporation shall execute and deliver new certificate(s) for Series B Convertible Preferred Stock of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated certificate(s) for Series B Convertible Preferred Stock if the holder thereof contemporaneously requests the Corporation to convert all of the Series B Convertible Preferred Stock represented by such certificate(s).

          5. Relative Rights of Series B Convertible Preferred Stock. Notwithstanding anything herein to the contrary, all outstanding shares of Series B Convertible Preferred Stock shall rank pari passu with the Common Stock upon dissolution, liquidation or winding up of the Corporation, and all preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Series B Convertible Preferred Stock are expressly made subject and subordinate to those that may be fixed with respect to any other shares of the Preferred Stock, including without limitation any series of Preferred Stock hereafter created (except to the extent that the terms of such series expressly provide to the contrary).

          B. SERIES D CONVERTIBLE PREFERRED STOCK

          1. Voting.

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               1A. General. Except as may be otherwise provided in these terms of Preferred Stock or by law, the Series D Convertible Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Series D Convertible Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Series D Convertible Preferred Stock is then convertible.

               1B. Board Size. Subject to the provisions of paragraph B.1C below, the Corporation shall not, without the written consent or affirmative vote of the holders of at least a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one class, increase the maximum number of directors constituting the Board of Directors to a number in excess of seven.

               1C. Board Seats. Subject to the express provisions of this paragraph B.1C, the holders of the Series D Convertible Preferred Stock, voting separately as one class, shall be entitled to elect four (4) directors of the Corporation, three of which directors (the "Edison Directors") shall be nominated by Edison Venture Fund V, L.P. or one of its affiliated entities ("Edison") and one of which directors (the "Cross Atlantic Director") shall be nominated by Cross Atlantic Technology Fund II, L.P. or one of its affiliated entities ("Cross Atlantic"). At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock shall constitute a quorum of the Series D Convertible Preferred Stock for the election of directors to be elected solely by the holders of the Series D Convertible Preferred Stock. A vacancy in any directorship elected by the holders of the Series D Convertible Preferred Stock shall be filled only by a person nominated by (i) Edison, if such directorship was one filled by a director nominated by Edison, or (ii) Cross Atlantic, if such directorship was one filled by a director nominated by Cross Atlantic, in each case with such new director to be ratified at the next succeeding annual meeting of stockholders (or written consent in lieu thereof) at which his or her respective term as a director expires, if such new director is nominated at such meeting (or written consent in lieu thereof), by vote or written consent of the holders of the Series D Convertible Preferred Stock, consenting or voting, as the case may be, separately as one class and in accordance with the terms of this paragraph B.1C. The directors to be elected by the holders of the Series D Convertible Preferred Stock, voting separately as one class, shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders at which their respective term as a director expires and until their successors have been elected and qualified. The Board of Directors shall be entitled to exercise its full powers under applicable law during the pendency of any vacancy on the Board of Directors.

               Upon Edison and Cross Atlantic holding, in the aggregate, less than 40% of the Series D Convertible Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Convertible Preferred Stock shall be reduced to three (3) and Edison will lose the right to

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                                      -10-

nominate one of the Edison Directors. Then, upon Edison and Cross Atlantic holding, in the aggregate, less than 30% of the Series D Convertible Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Convertible Preferred Stock shall be reduced to two (2) and Edison will lose the right to nominate an additional Edison Director. Next, upon Edison and Cross Atlantic holding, in the aggregate, less than 20% of the Series D Convertible Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Convertible Preferred Stock shall be reduced to one (1) and Cross Atlantic will lose the right to nominate the Cross Atlantic Director. Finally, upon Edison and Cross Atlantic holding, in the aggregate, less than 10% of the Series D Convertible Preferred Stock initially acquired by them pursuant to the Purchase Agreement, the aggregate number of board members representing the holders of the Series D Convertible Preferred Stock shall be reduced to zero (0) and Edison will lose the right to nominate its remaining Edison Director.

               Notwithstanding any of the percentages noted in the paragraph immediately above, in the event that Edison or Cross Atlantic, respectively, no longer holds any shares of the Series D Convertible Preferred Stock, such party shall no longer be entitled to nominate any members of the Board of Directors and the other party, to the extent permitted based on the percentages noted in the paragraph immediately above, shall have the right to nominate any remaining board positions provided for under this paragraph B.1C. In determining the percentages and the number of shares of Series D Convertible Preferred Stock set forth in this paragraph B.1C, (i) any shares of the Common Stock issued upon the conversion of the Series D Convertible Preferred Stock and (ii) any shares transferred by Edison or Cross Atlantic to any Person (a) who is an "affiliated person" of Edison or Cross Atlantic, as that term is defined in the Investment Company Act of 1940, or (b) who is a partner of Edison or Cross Atlantic, shall be included in such determinations.

          2. Dividends.

               2A. Dividends Generally. In the event the Board of Directors of the Corporation shall declare a dividend (other than a dividend payable in Common Stock) payable upon the then outstanding shares of the Common Stock of the Corporation, the Board of Directors shall declare at the same time a dividend upon the then outstanding shares of Series D Convertible Preferred Stock, payable at the same time as the dividend paid on the Common Stock, in an amount equal to the amount of dividends per share of Series D Convertible Preferred Stock as would have been payable on the largest number of whole shares of Common Stock into which all shares of Series D Convertible Preferred Stock held by each holder thereof if such Series D Convertible Preferred Stock had been converted to Common Stock pursuant to the provisions of paragraph B.5 hereof as of the record date for the determination of holders of Common Stock entitled to receive such dividends. All dividends declared upon the Series D Convertible Preferred Stock pursuant to this paragraph B.2A shall be declared and paid pro rata per share.

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                                      -11-

               2B. Accruing Dividends. From and after the date of the issuance of any shares of Series D Convertible Preferred Stock, the holders of such shares of the Series D Convertible Preferred Stock shall be entitled to receive, out of funds legally available therefor, whether or not declared by the Board of Directors, dividends at the rate per annum of seven percent (7%) calculated based on an amount of $0.015 per share, calculated daily based on the actual number of days elapsed over a year of 360 days (the "Accruing Dividends"). Accruing Dividends shall accrue from day to day, whether or not earned or declared, shall be cumulative, and shall be paid quarterly beginning September 30, 2003, unless paid sooner upon the occurrence of a Liquidation Event (as provided in paragraph B.3), on March 31, June 30, September 30 and December 31 of each year (or the first business day thereafter if and when any such date is a date on which banks in the State of New Jersey are generally not open for business) out of funds legally available therefor. At the election of the Board of Directors of the Corporation, Accruing Dividends shall be paid in the form of cash or shares of Common Stock (if the Common Stock is then listed on any national securities exchange, quotation system or other reporting system, then based upon the average 4:00 p.m. closing sales price for the ten trading days preceding the date of the declaration of the dividend and, otherwise, as determined in good faith by the Board of Directors of the Corporation); provided, however, that upon any Liquidation Event (as provided in paragraph B.3) all Accruing Dividends shall be paid in the form of consideration being paid to all other stockholders of the Corporation in such Liquidation Event. Dividends paid in shares of Common Stock shall be paid in full shares only. Dividends paid in cash shall be mailed to the holders of record of the Series D Convertible Preferred Stock as their names and addresses appear on the share register of the Corporation or at the office of the transfer agent on the corresponding dividend payment date. The holders of Series D Convertible Preferred Stock will receive written notification from the Corporation or the transfer agent if a dividend is paid in Common Stock, which notification will specify the number of shares of Common Stock paid as a dividend and the recipient's aggregate record holdings of Common Stock as of that dividend payment date and after giving effect to the dividend.

          3. Liquidation, Dissolution and Winding-up.

               3A. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation (a "Liquidation Event"), whether voluntary or involuntary, the holders of the shares of Series D Convertible Preferred Stock shall be entitled, before any distribution or payment is made upon any stock ranking on liquidation junior to the Series D Convertible Preferred Stock, to be paid an amount equal to $0.015 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, stock dividend, reclassification of shares or other similar event affecting the Series D Convertible Preferred Stock) plus, in the case of each share, an amount equal to any Accruing Dividends unpaid thereon (whether or not declared), computed to the date payment thereof is made available (as so adjusted from time to time, the "Series D Liquidation Preference"). Upon any such liquidation, dissolution or winding up of the Corporation, immediately after the holders of Series D Convertible Preferred Stock and holders of any class of stock ranking equally with the Series D Convertible Preferred Stock shall have been paid in full the amounts to which they shall be entitled, the remaining assets of the Corporation available for distribution shall be distributed ratably among the holders of Common Stock.

               3B. Insufficient Funds. If upon such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets to be distributed among the holders of Series D Convertible Preferred Stock shall be insufficient to permit payment to the holders of Series D Convertible Preferred Stock of the amount distributable as aforesaid, then the entire assets of the Corporation to be so distributed shall be distributed ratably among the holders of Series D Convertible Preferred Stock.

               3C. Notice. Written notice of such liquidation, dissolution or winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by facsimile to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Series D Convertible Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

               3D. Certain Transactions Treated as Liquidation. The (x) consolidation or merger of the Corporation into or with any other entity or entities (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction hold a majority of the voting stock outstanding immediately following the transaction), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale, exchange or transfer by the Corporation's stockholders, in a single transaction or series of related transactions, of capital stock representing a majority of the voting power at elections of directors of the Corporation, shall be deemed to be a Liquidation Event within the meaning of the provisions of this paragraph B.3 (subject to the provisions of this paragraph B.3 and not the provisions of paragraph B.5G hereof, unless paragraph B.5G is elected in the following proviso); provided, however, that the holders of at least a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock shall have the right to elect the benefits of the provisions of paragraph B.5G in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this paragraph B.3; provided further, however, that for the purposes of item (z) above, in no event shall a Transfer of shares of Series D Convertible Preferred Stock (or the Common Stock issuable upon conversion thereof) that is not in connection with corporate reorganization or sale of the Corporation approved by the Board of Directors be deemed to be a Liquidation Event within the meaning of the provisions of this paragraph B.3 unless a majority of the Board of Directors, including at least one (1) director that was not elected solely by the holders of the Series D Convertible Preferred Stock pursuant to paragraph B.1C, shall determine in good faith that such Transfer should, based on the facts and circumstances, be deemed a Liquidation Event.

               3E. Distributions of Property. Whenever the distribution provided for in this paragraph B.3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

          4. Restrictions. At any time when shares of Series D Convertible Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Amended and Restated Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Amended and Restated Certificate of Incorporation of the Corporation, without the written consent of the holders of at least a majority in interest of the then outstanding shares of Series D Convertible Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class, the Corporation will not:

               4A. Sale of the Corporation or Liquidation Event. Agree to or enter into any agreement with respect to (x) the Sale of the Corporation, (y) a Liquidation Event or (z) any other recapitalization, reorganization, sale of a significant portion of the assets of the Corporation or similar event.

               4B. Additional Class of Stock. Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series D Convertible Preferred Stock, as to dividends and the distribution of assets on the liquidation, dissolution and winding up of the Corporation and with respect to the payment of dividends and redemption rights (in all cases, whether such rights and preferences exist by contract or under the terms of the Corporation's Amended and Restated Certificate of Incorporation or otherwise); or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to Series D Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution and winding up of the Corporation and with respect to the payment of dividends and redemption rights (in all cases, whether such rights and preferences exist by contract or under the terms of the Corporation's Amended and Restated Certificate of Incorporation or otherwise); or create or authorize any obligation or security convertible into shares of Series D Convertible Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series D Convertible Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution and winding up of the Corporation and with respect to the payment of dividends and redemption rights (in all cases, whether such rights and preferences exist by contract or under the terms of the Corporation's Amended and Restated Certificate of Incorporation or otherwise), whether any such creation, authorization or increase shall be by means of amendment to the Corporation's Amended and Restated Certificate of Incorporation, or by merger, consolidation or otherwise.

               4C. Issuance of Additional Securities. Issue or sell any equity securities of the Corporation or securities that are convertible into equity securities of the Corporation, other than any issuance of Reserved Employee Shares pursuant to options and other rights granted under equity compensation plans approved by the Corporation's stockholders.

               4D. Certificate of Incorporation, Bylaws and Authorized Shares. Make any material amendment to or repeal any provision of the Corporation's Amended and Restated Certificate of Incorporation or Bylaws, as amended; provided that the parties hereto agree and acknowledge that each of the following shall be considered a material amendment for the purposes hereof: (i) any amendment to the rights, preferences and privileges of any series of Preferred Stock, (ii) an increase or decrease in the number of authorized shares of Common Stock or Preferred Stock of the Corporation (or any series of Preferred Stock of the Corporation), and (iii) any designation of the rights, preferences or privileges of the shares of Preferred Stock which may from time to time be undesignated as to series.

          5. Conversion of the Series D Convertible Preferred Stock. The holders of shares of Series D Convertible Preferred Stock shall have the following conversion rights:

               5A. Right to Convert. Subject to the terms and conditions of this paragraph B.5, the holder of any share or shares of Series D Convertible Preferred Stock shall have the right, at its option at any time, to convert any such shares of Series D Convertible Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Series D Convertible Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of Series D Convertible Preferred Stock so to be converted by the Series D Liquidation Preference and (ii) dividing the result by the conversion price of $0.015 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph B.5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series D Convertible Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series D Conversion Price"). As further provided for in paragraph B.5B, such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series D Convertible Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Series D Convertible Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Series D Convertible Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Series D Convertible Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

               5B. Issuance of Certificates; Time Conversion Effected. Upon the delivery of a notice of conversion, the Corporation shall as soon as practicable, but in any event no later than the later of (i) the day that is three (3) business days following the Conversion Date and (ii) the day that is the first business day following the date of surrender of the applicable certificates for Series D Convertible Preferred Stock (or satisfaction of the provisions of paragraph B.5P, if applicable), issue and deliver to the converting holder (or otherwise, at its direction) (a) that number of whole shares of Common Stock issuable upon conversion of such shares of Series D Convertible Preferred Stock being converted and (b) a certificate representing the number of shares of Series D Convertible Preferred Stock not being converted, if any. Delivery under this paragraph B.5B may be made personally or by reputable overnight courier or by electronic transmission if the Corporation's transfer agent is participating in the Depository Trust

Company's Fast Automated Securities Transfer program. To the extent permitted by law, the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date and such shares shall be issued and outstanding as of such date. The Series D Conversion Price shall be determined at the close of business on the Conversion Date, and upon delivery of the shares of Common Stock issuable upon such conversion, the rights of the holder of such shares of Series D Convertible Preferred Stock shall cease; provided, however, that upon any failure to make such delivery on a timely basis, the rights of the holder of such shares of Series D Convertible Preferred Stock shall be restored. In the case of any dispute with respect to a conversion, the Corporation shall promptly issue such number of shares of Common Stock as are not disputed in accordance with the provisions of this paragraph B.5.

               5C. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Series D Convertible Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. In case the number of shares of Series D Convertible Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph B.5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series D Convertible Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph B.5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Series D Convertible Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

               5D. Adjustment of Series D Conversion Price Upon Issuance of Common Stock. Except as provided in paragraphs B.5E and 5F, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs B.5D(1) through B.5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Series D Conversion Price (the "Applicable Conversion Price") in effect immediately prior to the time of such issue or sale, (such number being appropriately adjusted to reflect the occurrence of any event described in paragraph B.5F), then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by dividing
(i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue (including, for this purpose, shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock) or sale multiplied by the then existing Applicable Conversion Price and
(b) the consideration, if any, received by the Corporation upon such issue or sale, by (ii) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of the Series D Convertible Preferred Stock) and (b) the total number of shares of Common Stock issuable in such issue or sale.

               For purposes of this paragraph B.5D, the following subparagraphs B.5D(1) to B.5D(7) shall also be applicable:

               5D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Series D Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subparagraph B.5D(3), no adjustment of the Series D Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               5D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Series D Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subparagraph B.5D(3), no adjustment of the Series D Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series D Conversion Price have been or are to be made pursuant to other provisions of this paragraph B.5D, no further adjustment of the Series D Conversion Price shall be made by reason of such issue or sale.

               5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph B.5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph B.5D(1) or B.5D(2), or the rate at which Convertible Securities referred to in subparagraph B.5D(1) or B.5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series D Conversion Price in effect at the time of such event shall forthwith be readjusted (in each case by an amount equal to not less than one tenth of one cent ($.001)) to the Series D Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Series D Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               5D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph B.5F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

               5D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               5D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               5D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this paragraph B.5D.

               5E. Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series D Conversion Price in the case of the issuance of (i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) Reserved Employee Shares (as defined in paragraph B.6 hereof), (iii) shares of Common Stock or Series D Convertible Preferred Stock issuable upon the exercise of warrants outstanding as of the date of the filing of this Amended and Restated Certificate of Incorporation or issued pursuant to the Series D Purchase Agreement, (iv) shares of Common Stock or options or warrants exercisable for Common Stock in connection with a line of credit or similar bank facility financing with a traditional commercial lender or a joint venture, licensing, development, technology, equipment leasing, marketing or similar customer or strategic relationship approved by the Board of Directors of the Corporation and which is not for the primary purpose of raising additional capital, (v) shares of Common Stock or options or warrants exercisable for Common Stock in consideration for the acquisition (whether by merger or otherwise) by the Corporation of all or substantially all of the capital stock or assets of any other entity and (vi) shares of Series D Convertible Preferred Stock issued pursuant to the Exchange Agreement.

               5F. Subdivision or Combination of Common Stock. In case the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Series D Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Series D Conversion Price in effect immediately prior to such combination shall be proportionately increased.

               5G. Reorganization or Reclassification. If any Organic Change shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Series D Convertible Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Series D Convertible Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Series D Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

               5H. Notice of Adjustment. Upon any adjustment of the Series D Conversion Price, then and in each such case the Corporation shall give written notice thereof, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of shares of Series D Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Series D Conversion Price, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

               5I. Other Notices. In case at any time:

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by first class mail, postage prepaid, or by facsimile transmission to non-U.S. residents, addressed to each holder of any shares of Series D Convertible Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

               5J. Stock to be Reserved. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Series D Convertible Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Series D Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Series D Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange, quotation system or other reporting service upon which the Common Stock may be listed or reported.

               5K. No Reissuance of Series D Convertible Preferred Stock. Shares of Series D Convertible Preferred Stock which are converted into shares of Common Stock as provided herein shall not be reissued.

               5L. Issue Tax. The issuance of certificates for shares of Common Stock upon conversion of Series D Convertible Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Series D Convertible Preferred Stock which is being converted.

               5M. Closing of Books. The Corporation will at no time close its transfer books against the transfer of any shares of Series D Convertible Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Series D Convertible Preferred Stock, in any manner which interferes with the timely conversion of such Series D Convertible Preferred Stock except as may otherwise be required to comply with applicable securities laws.

               5N. Definition of Common Stock. As used in paragraph A.4 and this paragraph B.5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Series B Convertible Preferred Stock or Series D Convertible Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph A.4E and paragraph B.5G.

               5O. Mandatory Conversion. All outstanding shares of Series D Preferred Stock shall automatically convert to shares of Common Stock pursuant to this paragraph B.5 upon the vote or written consent in lieu of a meeting to so convert of the holders of at least a majority in interest of the Series D Convertible Preferred Stock, acting separately as one class.

               5P. Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any valid certificate(s) for Series D Convertible Preferred Stock and (ii) (a) in the case of loss, theft or destruction any valid certificate(s) for Series D Convertible Preferred Stock, of indemnity reasonably satisfactory to the Corporation, or (b) in the case of mutilation, upon surrender and cancellation of any valid certificate(s) for Series D Convertible Preferred Stock, the Corporation shall execute and deliver new certificate(s) for Series D Convertible Preferred Stock of like tenor and date. However, the Corporation shall not be obligated to reissue such lost, stolen, destroyed or mutilated certificate(s) for Series D Convertible Preferred Stock if the holder thereof contemporaneously requests the Corporation to convert all of the Series D Convertible Preferred Stock represented by such certificate(s).

          6. Definitions. As used herein, the following terms shall have the following meanings:

               (a) The term "Conversion Date" shall mean, for any conversion pursuant to paragraph A.4A or paragraph B.5A, the date specified in the notice of conversion received by the Corporation, or if no date is specified therein, the date such notice of conversion is delivered (by fax or otherwise) to the Corporation; provided, however, that the Conversion Date shall not be prior to the date of delivery of the applicable notice of conversion and any notice of conversion delivered to the Corporation on a day which is not a business day shall be deemed delivered as of the next following business day.

               (b) The term "Exchange Agreement" shall mean that certain Exchange Agreement, dated as of April 16, 2003, by and among the Corporation, certain holders of convertible debentures due July 1, 2003 issued by the Corporation and certain holders of ownership interests in Voxware NV, a limited liability company organized under the laws of the Belgium.

               (c) The term "Person" shall mean an individual, corporation, partnership, joint venture, trust, or unincorporated organization, or a government or any agency or political subdivision thereof.

               (d) The term "Reserved Employee Shares" shall mean shares of Common Stock not to exceed in the aggregate 92,600,000 shares (appropriately adjusted to reflect stock splits, stock dividends, combinations of shares and the like with respect to the Common Stock) reserved by the Corporation for issuance pursuant to stock purchase, stock grant or stock option arrangements for employees, directors or consultants of the Corporation, all under arrangements approved by the Board of Directors. The foregoing number of Reserved Employee Shares may not be increased without the vote or written consent of the holders of at least a majority of the then outstanding shares of Series D Convertible Preferred Stock.

               (e) The term "Sale of the Corporation" shall mean any (i) consolidation or merger of the Corporation into or with any other Person or Persons which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such Person or affiliate thereof (except a consolidation or merger into a Subsidiary or merger in which the Corporation is the surviving corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction hold a majority of the voting stock of the Corporation outstanding immediately following the transaction), (ii) sale or transfer by the Corporation of substantially all of its assets, or (iii) sale of a majority of the outstanding capital stock in a single transaction or a series of related transactions (such that after giving effect to such sale or series of sales less than a majority of outstanding voting power of the Corporation would be held by stockholders of the Corporation immediately prior to such event or the first of such series of events).

               (f) The term "Series D Purchase Agreement" shall mean the Series D Convertible Preferred Stock Purchase Agreement dated as of April 16, 2003 between the Corporation and the Purchasers named therein.

               (g) The term "Stockholders Agreement" shall mean the Stockholders Agreement dated as of June 27, 2003 between the Corporation and the parties named therein.

               (h) The term "Subsidiary" shall mean any corporation, partnership, trust or other entity of which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time a majority of the outstanding shares of every class of equity security of such corporation, partnership, trust or other entity.

               (i) The term "Transfer" shall mean any sale, assignment, transfer, pledge, hypothecation, mortgage or disposal of, by gift or otherwise, or the permitting of any encumbrance with respect to the capital stock of the Corporation.

          7. Corporate Opportunity. In the event that a director of the Corporation who is also a partner or employee of a holder of Series D Convertible Preferred Stock acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both the Corporation and such holder of Series D Convertible Preferred Stock, such director shall to the fullest extent permitted by law have fully satisfied and fulfilled his fiduciary duty with respect to such corporate opportunity, and the Corporation to the fullest extent permitted by law waives any claim that such business opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates, if such director acts in a manner consistent with the following policy: subject to applicable contrary laws the application of which may not be altered or waived by contract, a corporate opportunity offered to any person who is a director of the Corporation, and who is also a partner or employee of a holder of Series D Convertible Preferred Stock shall belong to such holder of Series D Convertible Preferred Stock, unless such opportunity was expressly offered to such person solely in his or her capacity as a director of the Corporation.

          C. COMMON STOCK

               1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock, other than the shares of Series B Convertible Preferred Stock.

               2. Voting Rights. Except as otherwise required by law or this Amended and Restated Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation. Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the Common Stock shall vote together with the Preferred Stock (to the extent any shares of Preferred Stock having voting rights) as a single class with respect to any proposed amendment hereto that would increase or decrease (such decrease not to be to a number below the number of shares of Common Stock then outstanding) the number of shares authorized of Common Stock with each such share being entitled to such number of votes per share as is provided in this Article FOURTH, and the Common Stock shall not be entitled to a separate class vote with respect thereto.

               3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

               4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Amended and Restated Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          FIFTH. The Corporation is to have perpetual existence.

          SIXTH. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware:

          A. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

          B. Elections of directors need not be by written ballot unless the By-Laws of the Corporation shall so provide.

          C. The books of the Corporation may be kept at such place within or without the State of Delaware as the By-Laws of the Corporation may provide or as may be designated from time to time by the Board of Directors of the Corporation.

          SEVENTH. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceedings, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

          EIGHTH. The Corporation eliminates the personal liability of each member of its Board of Directors to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that, to the extent provided by applicable law, the foregoing shall not eliminate the liability of a director (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of Title 8 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which such director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date the filing of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

          NINTH. The Corporation reserves the right to amend or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation.

          TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of
Section 279 of Title 8 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

          ELEVENTH. A. The members of the Board of Directors of the Corporation shall be divided into three classes, as nearly equal in number as possible. The initial term of office of the first class shall expire on the day of the first annual meeting of stockholders following the end of the fiscal year ending June 30, 2003 (the "2004 Annual Meeting"); the initial term of office of the second class shall expire on the day of the annual meeting of stockholders next succeeding the 2004 Annual Meeting; and the initial term of office of the third class shall expire on the day of the second annual meeting of stockholders succeeding the 2004 Annual Meeting. At each annual meeting of stockholders, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the General Corporation Law of the State of Delaware may otherwise require, any vacancies in the Board of Directors of the Corporation for any reason, including unfilled vacancies resulting from the removal of directors for cause, and newly created directorships, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum, or by the sole remaining director; provided, however, that any vacancy in the Board of Directors created by the resignation, removal, incapacity or death of any person nominated or designated by the holders of Series D Convertible Preferred Stock shall be filled as provided in paragraph B.1C of Article FOURTH above. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified.

               B. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation to the contrary, the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, change, amend, repeal, or adopt any provision inconsistent with, this Article ELEVENTH.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by Bathsheba J. Malsheen, the Corporation's duly authorized officer, this 27th day of June, 2003.

                                     VOXWARE INC.


                                     By: /s/ Bathsheba J. Malsheen
                                         ---------------------------------------
                                         Bathsheba J. Malsheen
                                         President and Chief Executive Officer

ATTESTED:


By: /s/ Nicholas Narlis
    ------------------------
    Nicholas Narlis
    Secretary